UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2011
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 5.07 of Form 8-K, “Submission of Matters to a Vote of Security Holders.”
The Annual Meeting of the Shareholders of the Company was held on May 19, 2011. The following are the final voting results on proposals considered and voted upon by shareholders, all of which are described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed March 31, 2011.
1.	The following individuals were elected to serve as directors for a three year term. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
William A. Foley	13,333,725	1,073,709	3,035,099
Deborah G. Miller	13,471,237	936,197	3,035,099
Terence P. Stewart	13,445,535	961,899	3,035,099
2.	The non-binding advisory resolution on the Company’s 2010 executive compensation was approved. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

13,147,092	1,181,159	79,183	3,035,099
3.	A non-binding vote was held with respect to the frequency of future advisory votes on executive compensation. The voting results were as follows:

Every year	Every Two Years	Every Three Years	Votes Abstained	Broker Non-Votes

8,036,788	620,098	5,461,096	289,452	3,035,099
4.	Ernst & Young LLP was ratified as the Company’s independent auditors for the fiscal year ending December 31, 2011. The voting results were as follows:

Votes For	Votes Against	Votes Abstained

17,165,320	215,893	61,320

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBBEY INC.
Registrant

Date: May 24, 2011	By:	/s/ Susan A. Kovach
Susan A. Kovach
Vice President, General Counsel & Secretary